Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-170714, 333-178115, 333-185261, 333-192436, 333-200414, 333-208113, 333-214758, 333-219266, 333-221693, 333-223219, 333-226338, 333-228421, 333-232729, 333-234753 and 333-237683) of Sony Corporation of our report dated June 26, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Aarata LLC

Tokyo, Japan

June 26, 2020